OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden
hours per response.....38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2005

AROTECH CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23336 (Commission File Number)	95-4302784 (IRS Employer Identification No.)

354 Industry Drive, Auburn, Alabama (Address of Principal Executive Offices)	36830 (Zip Code)

Registrant’s telephone number, including area code: (334) 502-9001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Potential persons who are to respond to the collection ofinformation contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events.

On December 14, 2005, at a Special Meeting of Stockholders, the stockholders of the Registrants voted on the following proposals with the following results:

1. Permitting, for purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), payments of principal on the Company’s Senior Secured Convertible Notes in stock:
Votes For	Votes Against	Abstentions	Shares Not Voting
19,804,747	3,845,135	270,052	49,912,774

2. Permitting, for purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), adjustment of the exercise prices of certain of the Company’s outstanding warrants:
Votes For	Votes Against	Abstentions	Shares Not Voting
16,952,408	6,599,686	367,841	49,912,773

3. Ratifying the appointment of Kost, Forer, Gabbay & Kasierer as the Company’s independent accountants for the fiscal year ending December 31, 2005:
Votes For	Votes Against	Abstentions	Shares Not Voting
70,233,322	3,237,427	361,959	0

Accordingly, all three proposals were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)

Date: December 14, 2005	By:	/s/ Robert S. Ehrlich
Name: Robert S. Ehrlich
Title: Chairman, President and CEO